Exhibit 11

December 19, 2025

Doroni Aerospace, Inc.

11555 Heron Bay Blvd., Suite 200

Coral Springs, FL 33076

Re: Consent to Include Audit Report in SEC Filing

Dear Doroni Aeropace, Inc:

We hereby consent to the inclusion of our report dated October 25, 2025 on the financial statements of Doroni Aerospace, Inc. for the years ended December 31, 2024 and December 31, 2023 in the Offering Circular contained in the Regulation A Offering Statement Form 1-A, including any amendments thereto.

We understand that our report will be included in the filing and that reference may be made to our filing. We consent to this use of our report in its entirety, without modification or revision.

Scope of Consent

This consent is limited to the specific audit report dated October 25, 2025 covering the financial statements for December 31, 2024 and December 31, 2023. Our consent does not extend to:

•	Any amendments or revisions to the financial statements unless we are requested to perform additional procedures and issue a new or updated report

•	Any other periods or financial information not explicitly covered by the referenced report

•	Any statements or representations other than our audit report itself

Subsequent Events Procedures

We have evaluated subsequent events through December 19, 2025 in accordance with applicable professional standards and have found no material events requiring disclosure or adjustment to the financial statements.

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Important Notifications

Please notify us immediately if:

•	There are any changes, other than typographical, to the financial statements

•	Our report will be included in a different document or for a different purpose than originally communicated

•	The effective date of the registration statement will be delayed more than thirty (30) days from the date of this letter

In any such circumstance, we may need to perform additional procedures or issue a new consent.

Additional Procedures

If additional procedures are necessary beyond those originally contemplated in our audit engagement, we will notify you that such additional work will be performed and may be subject to an additional professional fee.

We are honored to have served your company and appreciate your business.

Very truly yours,

RNB Capital LLC

Certified Public Accountants

By: /s/ Rashellee Herrera

Rashellee Herrera | CPA,CISA,CIA,CFE,CCAE

Managing Partner

12/19/25

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